UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

June 8, 2005

Date of Report (Date of earliest event reported)

MAIN STREET RESTAURANT GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-18668	11-2948370
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5050 N. 40TH STREET

SUITE 200

PHOENIX, ARIZONA

85018

(Address of Principal Executive Offices)  (Zip Code)

(602) 852-9000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.              Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On June 8, 2005, the Board of Directors of Main Street Restaurant Group, Inc. (the “Company”) elected Michael S. Rawlings as a director of the Company.  Mr. Rawlings also was appointed to serve as a member of the audit committee of the Board of Directors.  Mr. Rawlings is a principal and General Partner of CIC Partners, LP, a middle market private equity firm.

As previously announced, the Company sold 2,325,581 shares of its common stock and warrants to purchase 581,395 shares of its common stock to CIC MSRG LP (“CIC”), of which CIC Partners GP, LLC is the general partner.  Mr. Rawlings is a member and manager of CIC Partners GP, LLC.  Under the purchase agreement with CIC, the Company agreed to nominate a person specified by CIC to its board of directors when requested by CIC as long as CIC beneficially owns at least 465,116 shares of the Company’s common stock.  Mr. Rawlings was nominated to the Company’s Board of Directors by CIC.

Attached as Exhibit 99.1 hereto is a copy of the Company’s press release dated June 10, 2005, with respect to the election of Mr. Rawlings.

Item 9.01.                                          Financial Statements and Exhibits.

(a)                                                          Financial Statements of Business Acquired.

Not applicable.

(b)                                                         Pro Forma Financial Information.

Not applicable.

(c)                                                          Exhibits.

Exhibit Number

99.1	Press release dated June 10, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAIN STREET RESTAURANT GROUP, INC.

Date: June 14, 2005	By:	/s/ Michael Garnreiter
Michael Garnreiter
Chief Financial Officer, Executive Vice President
and Treasurer

EXHIBIT INDEX

99.1	Press release dated June 10, 2005.